SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 2 TO

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date  of  Report (Date of earliest event reported): April 22, 2002 (December 10,
1999)


                                     DynCorp
             (Exact name of registrant as specified in its charter)



                    Delaware                                  1-3879

 (State or other jurisdiction of incorporation)      (Commission File Number)

                                   36-2408747
                        (IRS Employer Identification No.)


                11710 Plaza America Drive, Reston, Virginia 20190
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (703) 261-5000

The registrant hereby amends and restates Item 7 to its Current Report on Form 8-K, filed with the Securities and Exchange Commission as of December 27, 1999, to add financial statements exhibits relating to the business acquired.

Item 7. -- Financial Statements and Exhibits

Exhibit 1 Purchase Agreement , dated as of October 29, 1999, between the registrant and Contel Federal Systems , Inc . joined in to the extent set forth therein by GTE Corporation. (previously filed)

Exhibit 2 Credit Agreement, dated as of December 10, 1999 , among the registrant, Citicorp USA, as administrative agent, and Citibank, N.A., Citicorp USA, Inc., Bankers Trust Company, and First Union National Bank, as lenders. (previously filed)

Exhibit 3 Purchase Agreement , dated as of December 10, 1999, among the registrant, DB Capital Investors, L.P., The Northwestern Mutual Life Insurance Company, and Wachovia Capital Investments . (pre-viously filed)

Exhibit 4 Registration Rights Agreement, dated as of December 10, 1999, among the registrant, DB Capital Investors, L.P., The Northwestern Mutual Life Insurance Company, and Wachovia Capital Investments. (previously filed)

Exhibit 5 Audited financial statements of Information Systems Division (A Division of GTE Government Systems Corporation) as of December 31, 1998 and 1997, together with auditors' report. (previously filed)

Exhibit 6 Unaudited pro forma combined statements of operation for the nine-month and twelve-month periods ending September 30, 1999 and December 31, 1998, respectively, giving effect to the acquisition as though it had occurred on the first day of the respective periods ; unaudited pro forma combined balance sheet as of September 30, 1999, giving effect to the acquisition as though it had occurred on September 30, 1999; and notes to unaudited pro forma combined financial statements. (previously filed)

Exhibit 7 Unaudited financial statements of Information Systems Division (A Division of GTE Government Systems Corporation) as of September 30, 1999. (filed herewith)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    DynCorp

Date:  April 22, 2002
                                                    /S/ H. Montgomery Hougen
                                                    ------------------------
                                                    H. Montgomery Hougen
                                                    Vice President and Secretary

                         INFORMATION SYSTEMS DIVISION
               (A Division of GTE Government Systems Corporation)
                       UNAUDITED CONDENSED BALANCE SHEETS
                    September 30, 1999 and December 31, 1998
                                 (in thousands)


                                                                             September 30,              December 31,
                                                                                 1999                       1998
                                                                                 ----                       ----

       Assets
       ------
       Current Assets:

           Cash and cash equivalents                                                        $ 4                        $ -
           Receivable, net                                                               68,968                     85,128
           Due from affiliates                                                              312                        187
           Inventories                                                                    5,198                      7,274
           Deferred income taxes                                                          4,860                      5,062
           Other                                                                          2,110                        456

                                                                        ------------------------   ------------------------
            Total current assets                                                         81,452                     98,107

       Property, Plant, and Equipment, net                                               10,940                      7,296
       Deferred Income Taxes                                                              9,948                     11,906
       Other Assets, Net                                                                    237                        434

                                                                        ------------------------   ------------------------
            Total Assets                                                              $ 102,577                  $ 117,743
                                                                        ========================   ========================

       Liabilities and Net Parent Company Investment
       ---------------------------------------------
       Current Liabilities:

           Note payable - affiliate                                                     $ 5,486                        $ -
           Accounts payable                                                               6,943                      7,563
           Advance billings                                                               7,504                     10,672
           Accrued liabilities                                                            3,095                     16,031

                                                                        ------------------------   ------------------------
            Total current liabilities                                                    23,028                     34,266

       Employee Benefit Plan Obligations                                                 27,231                     28,361

       Net Parent Company Investment                                                     52,318                     55,116

                                                                        ------------------------   ------------------------
           Total Liabilities and Net Parent Company Investment                        $ 102,577                  $ 117,743
                                                                        ========================   ========================

The  accompanying  notes  are  an  integral  part of these financial statements.

                          INFORMATION SYSTEMS DIVISION
               (A Division of GTE Government Systems Corporation)
                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                               Three Months Ended                        Nine Months Ended
                                                               ------------------                        -----------------
                                                          September 30,      September 30,       September 30,       September 30,
                                                               1999               1998                1999                1998
                                                               ----               ----                ----                ----

Revenue:
    Affiliate                                                       $ 207               $ 24               $ 631                $ 43
    Nonaffiliate                                                   54,642             53,434             158,594             135,598
                                                        -----------------  -----------------   -----------------   -----------------
        Total revenue                                              54,849             53,458             159,225             135,641

Operating Costs and Expenses:
    Costs of sales (exclusive of depreciation and amortization)    44,154             43,448             130,764             112,459
    Research and development                                          235                555                 807               1,185
    Selling, general and administrative                             6,034              5,402              17,186              11,675
    Depreciation and amortization                                     663                685               1,988               2,055

                                                        -----------------  -----------------   -----------------   -----------------
       Total operating costs and expenses                          51,086             50,090             150,745             127,374

                                                        -----------------  -----------------   -----------------   -----------------
       Operating income                                             3,763              3,368               8,480               8,267

Interest Expense                                                      225                297                 919                 915

                                                        -----------------  -----------------   -----------------   -----------------
       Income before provision for income taxes                     3,538              3,071               7,561               7,352

Provision for Income Taxes                                          1,432              1,258               3,064               3,011
                                                        -----------------  -----------------   -----------------   -----------------

                                                        -----------------  -----------------   -----------------   -----------------
       Net income                                                 $ 2,106            $ 1,813             $ 4,497             $ 4,341
                                                        =================  =================   =================   =================

The  accompanying  notes  are  an  integral  part of these financial statements.

                          INFORMATION SYSTEMS DIVISION
               (A Division of GTE Government Systems Corporation)
              UNAUDITED STATEMENT OF NET PARENT COMPANY INVESTMENT
                  For the nine months ended September 30, 1999
                                 (in thousands)


                                                                                                Net Parent
                                                                                                 Company
                                                                                                Investment
                                                                                                ----------



Balance, December 31, 1998                                                                      $ 55,116

 Net income                                                                                        4,497

 Net transfers to GSC and other                                                                   (7,295)

                                                                               ---------------------------
Balance, September 30, 1999                                                                     $ 52,318
                                                                               ===========================

The  accompanying  notes   are  an  integral part of these financial statements.

                          INFORMATION SYSTEMS DIVISION
               (A Division of GTE Government Systems Corporation)
                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                                          Nine Months Ended
                                                                                          -----------------
                                                                              September 30,               September 30,
                                                                                   1999                        1998
                                                                                   ----                        ----

Cash Flows from Operating Activities
  Net income                                                                        $ 4,497                     $ 4,341
  Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization                                                       1,988                       2,055
  Changes in assets and liabilities:
    Receivables                                                                      16,160                       1,827
    Due from affiliates                                                                (125)                         69
    Inventories                                                                       2,076                       1,103
    Deferred income taxes                                                             2,160                           -
    Other current assets                                                             (1,654)                          -
    Other assets                                                                          -                         172
    Accounts payable                                                                   (620)                      3,849
    Advance billings                                                                 (3,168)                      1,238
    Accrued liabilities                                                             (12,936)                     (9,934)
    Employee benefit plan obligations                                                (1,130)                      4,996

                                                                   -------------------------   -------------------------
                                                                   -------------------------   -------------------------
         Net cash provided by operating activities                                    7,248                       9,716
                                                                   -------------------------   -------------------------

Cash Flows from Investing Activities
  Net capital expenditures                                                           (5,435)                     (2,142)

                                                                   -------------------------   -------------------------
                                                                   -------------------------   -------------------------
         Net cash used in investing activities                                       (5,435)                     (2,142)
                                                                   -------------------------   -------------------------

Cash Flows from Financing Activities
  Net transfers to GSC and other                                                     (7,295)                     (7,632)
  Proceeds from note payble with affiliate                                            5,486                           -

                                                                   -------------------------   -------------------------
                                                                   -------------------------   -------------------------
         Net cash used in financing activities                                       (1,809)                     (7,632)
                                                                   -------------------------   -------------------------

         Increase (decrease) in cash and cash equivalents                                 4                         (58)

Cash and Cash Equivalents, Beginning of Year                                            $ -                        $ 58
                                                                   -------------------------   -------------------------
                                                                   -------------------------   -------------------------
Cash and Cash Equivalents, End of Year                                                  $ 4                         $ -
                                                                   =========================   =========================

The  accompanying  notes  are  an  integral  part of these financial statements.

                          INFORMATION SYSTEMS DIVISION
               (A Division of GTE Government Systems Corporation)
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                               September 30, 1999
                                 (in thousands)



(1)  Summary of Significant Accounting Policies

Description of Business and Organization:

The Information Systems Division ("ISD" or the "Division") is a division of GTE Government Systems Corporation ("GSC"). GSC was incorporated in Delaware in 1982 and is a wholly-owned subsidiary of Contel Federal Systems, Inc. ("CFS"), which in turn is a wholly owned subsidiary of GTE Corporation ("GTE"). Headquartered in Needham Heights, Massachusetts, GSC provides communications and information solutions and services.

On September 1, 1999, General Dynamics Corporation acquired GTE Government Systems Corporation, except for ISD and certain other assets and liabilities of GSC. Also effective September 1, 1999, the assets and liabilities of ISD were transferred to GTE Information Systems LLC, a wholly-owned subsidiary of CFS.

On December 10, 1999, GTE Information Systems LLC was sold to DynCorp.

Nature of Operations

Information Systems Division provides a broad range of integrated telecom-munications services and information solutions to the U.S. Department of Defense, government civilian agencies, state and local governments, and selected commercial customers. Headquartered in Chantilly, Virginia, ISD is organized into two business areas: Defense Market and Civil Market.

Revenue Recognition and Unbilled Receivables

The Division provides services under fixed price, cost reimbursement, time and material, and level of effort contracts. Revenues are generally recognized using the percentage of completion method as costs are incurred, and include applicable fees in the proportion that costs incurred bear to total estimated costs.

Changes in contract fee rates result in cumulative fee adjustments booked to current period income. Award fees under cost reimbursement contracts are generally recognized upon receipt of contract modification incorporating the award. When a loss is indicated on any contract in process, provision for the estimated loss is charged to income currently, as measured by comparing projected revenues against projected costs prior to the absorption of general and administrative (G&A) expenses.

Accrued revenues in excess of billings are reported as unbilled receivables. Such amounts usually become billable upon completion of a specific phase of the contract, negotiation of contract modifications, completion of government audit or acceptance by the customer. The Division's unbilled receivables are generally expected to be billed and collected within one year. Costs related to certain contracts, including applicable indirect costs, are subject to audit by the U.S. government. Price adjustment reserves are established for flexibly priced contracts to recognize the estimated difference between overhead and G&A rates used to record sales and the expected recoverable rates after negotiation with the government. Billings in excess of accrued revenues are reported as advance billings.

The Division generally requires that funded contract value be awarded in order to accrue revenue and margin. Amounts related to claims are included in revenues only when they can be reliably estimated and realization is probable.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions, including estimates of anticipated contract costs and revenues utilized in the earnings recognition process, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain amounts presented for prior periods have been reclassified to conform to the 1999 presentation.

Income Taxes

The Division accounts for income taxes using the liability method as set forth in Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred taxes and liabilities are established for the temporary differences between the accounting bases and tax bases of the Division's assets and liabilities. Deferred taxes are measured using enacted tax rates. Provisions for income taxes recognize the tax effect of all revenue and expense transactions as well as any changes during the period in deferred tax assets and liabilities. The effects of changes in tax rates and laws on deferred tax assets and liabilities are reflected in net income in the period in which such changes are enacted.

The Division's results are included in GTE's consolidated federal income tax return and certain state income tax returns. For purposes of these financial statements, the Division is using the separate return method to allocate income tax expense. Under the separate return method, the income tax provision reflects what the Division's current and deferred tax expense would have been had the Division filed separate tax returns. For purposes of these financial statements, all accrued income taxes have been included in the net parent company investment account.

Financial Instruments

The fair values of the Division's financial instruments, accounts payable and receivables, closely approximate their carrying value.

Inventories

Inventories consist primarily of contract work completed in advance of customer funding, and procurements in advance of customer requirements designed to achieve pricing breaks and/or to maintain anticipated delivery schedules. Inventory is tracked based on actual cost and stated at the lower of cost or net realizable value.

Property, Plant and Equipment

Property, plant and equipment is stated at original cost. Assets lives and depreciation methods are generally as follows:

 Data processing equipment    6 years Double declining balance
 Machinery and equipment      3-20 years Double declining balance
 Buildings and improvements   20-50 years Straight line or 150%declining balance
 Furniture and fixtures       7-15 years Double declining balance
 Property under capital
  leases                      Life of lease Double declining balance

Revenue assets purchased for specific contracts are depreciated as direct contract charges on a straight-line basis over the contract term.

Betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance are expensed. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and the gain or loss on disposition, if any, is recognized in income.

Other Assets

Other assets consist of capitalized software development costs. Software development costs for new software and for enhancements to existing software are expensed as incurred prior to the establishment of technological feasibility and subsequent to general release of the product. Software development costs, after technological feasibility, have been capitalized and are being amortized on a straight-line basis over the estimated life of the products or three years, whichever is less.

(2) Transactions with Parent and Affiliates

The Division is billed by GSC for certain management, research and development, accounting, treasury, human resource and brand name advertising services. In addition, GSC through GTE provides financing, investment and cash management services for the Division. The amounts charged for these transactions are based on a beneficiary analysis performed by GTE and GSC with expenses prorated and invoiced accordingly.

The Division performs services under contract for other GTE affiliates. Affiliates of the Division provide services as subcontractors pursuant to certain contracts of the Division. These services are billed directly to the customer by the affiliate; accordingly, there are no accounts receivable or accounts payable related to these services on the accompanying balance sheet of the Division. The Division does not earn any profit on these services provided by their affiliates.

(3) Contingencies and litigation

The Division, as a government contractor, is from time to time subject to U.S. government investigations relating to its operations. Government contractors that are found to have violated the False Claims Act, or are indicted or convicted for violations of other federal laws, or are considered not to be responsible contractors may be suspended or debarred from government contracting for some period of time. Such convictions could also result in fines. Given the Division's dependence on government contracting, suspension or debarment could have a material adverse effect on the Division.

The Division is subject to a number of proceedings arising out of the normal conduct of its business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the results of operations or the financial position of the Division.

(4) Business Segments

Effective January 1, 1998, the Division adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing their performance.

The Division's reportable segments are strategic business units that offer different products and services. They are managed separately because each business unit requires different technologies, employee skill sets and market strategies.

Defense Market

The Defense Market segment provides systems, software and network engineering, commercial-off-the-shelf integration, and workflow management services to select U.S. Department of Defense agencies. ISD's core defense customer base includes the Defense Information Systems Agency (DISA) and the Joint Chiefs of Staff. Revenues for the Defense Market segment were $32,801 and $91,983 for the three and nine months ended September 30, 1999, respectively. Revenues for the Defense Market segment were $27,752 and $66,812 for the three and nine months ended September 30, 1998, respectively.

Civil Markets

The Civil Markets segment provides telecommunications and IT products and services, including network engineering, software, telecommunications engineer-ing, workflow management, commercial off the shelf equipment integration and Web development to civilian agencies of the federal government. The primary federal agencies supported are the Department of

Treasury, Justice, State, Transportation, and Commerce. Revenues for the Civil Markets segment were $20,277 and $60,163 for the three and nine months ended September 30, 1999, respectively. Revenues for the Civil Markets segment were $24,599 and $65,167 for the three and nine months ended September 30, 1998, respectively.

The accounting policies of the operating segments are described in the summary of significant accounting policies (see Note 1). The chief operating decision makers evaluate performance based on several factors, of which the primary financial measure is gross margin less certain selling costs. The Division operates only within the United States.

Intersegment revenues are generally based on arm's-length transactions between the segments, and include an equitable allocation of all related costs. Common operating expenses are allocated between segments either on revenues or specific identification. Interest expense is allocated between segments based on revenues. All significant intersegment amounts have been eliminated.

The U.S. government contributes over 10% of the revenues for each segment. No other single customer contributes over 10% of the revenue for any individual segment.